As filed with the Securities and Exchange Commission on November 23, 2016

File No. 001-37794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hilton Grand Vacations Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2545345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(407) 722-3100

With copies to:

Joshua Ford Bonnie Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Kristin A. Campbell Executive Vice President and General Counsel Hilton Worldwide Holdings Inc. 7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 (703) 883-1000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Unaudited Pro Forma Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” of the information statement filed as Exhibit 99.1 to this Form 10 (the “information statement”). Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the section “Business—Properties” of the information statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the sections “Management” and “Executive and Director Compensation” of the information statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive and Director Compensation” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

On May 4, 2016, Hilton Grand Vacations Inc. issued 100 shares of its common stock, par value $0.01 per share, to Park Hotels & Resorts Inc. for $1.00 in cash. The issuance of such shares of common stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), because the shares were offered and sold in a transaction by the issuer not involving any public offering exempt from registration under Section 4(a)(2) of the Securities Act.

On October 24, 2016, Hilton Grand Vacations Inc. issued one share of its common stock, par value $0.01 per share, to Park Hotels & Resorts Inc. in connection with the contribution by Park Hotels & Resorts Inc. of all shares of common stock of Hilton Resorts Corporation owned by Park Hotels & Resorts Inc. to Hilton Grand Vacations Inc. The issuance of such share of common stock was not registered under the Securities Act, because the share was issued in a transaction by the issuer not involving any public offering exempt from registration under Section 4(a)(2) of the Securities Act.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Related to Ownership of Our Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions—Indemnification Agreements” and “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” of the information statement. Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the statements referenced therein of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Form of Distribution Agreement among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

3.1	Form of Amended and Restated Certificate of Incorporation.

3.2	Form of Amended and Restated Bylaws.

10.1	Form of Employee Matters Agreement among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.2	Form of Tax Matters Agreement among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.3	Form of Transition Services Agreement between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc.

10.4	Form of Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan.**

10.5	Form of Indemnification Agreement to be entered into between Hilton Grand Vacations Inc. and each of its directors and executive officers.**

10.6	Registration Rights Agreement, dated as of October 24, 2016, among Hilton Grand Vacations Inc. and the other parties thereto.**

10.7	Receivables Loan Agreement, dated as of May 9, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, the persons from time to time party thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as managing agents, and Deutsche Bank Securities, Inc., as administrative agent and structuring agent (incorporated by reference to Exhibit 10.7 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.8	Amendment No. 1 to Receivables Loan Agreement, effective as of July 25, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, as a committed lender and a managing agent, Montage Funding, LLC, as a conduit lender, Deutsche Bank Securities, Inc., as administrative agent, and Bank of America, N.A., as assignee (incorporated by reference to Exhibit 10.8 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.9	Omnibus Amendment No. 2 to Receivables Loan Agreement, Amendment No. 1 to Sale and Contribution Agreement and Consent to Custody Agreement, effective as of October 25, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Grand Vacations Services, LLC, as servicer, Hilton Resorts Corporation, as seller, Wells Fargo Bank, National Association, as custodian, the financial institutions signatory thereto, as managing agents, and Deutsche Bank Securities, Inc., as administrative agent (incorporated by reference to Exhibit 10.9 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.10	Amendment No. 3 to Receivables Loan Agreement, effective as of December 5, 2014, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, as a committed lender and a managing agent, Bank of America, N.A., as a committed lender and a managing agent, and Deutsche Bank Securities, Inc., as administrative agent (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 001-36243) filed on December 8, 2014).

Exhibit No.	Description

10.11	Omnibus Amendment No. 4 to Receivables Loan Agreement and Amendment No. 2 to Sale and Contribution Agreement, effective as of August 18, 2016, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, the financial institutions signatory thereto, as managing agents, the financial institutions signatory thereto as committed lenders and Deutsche Bank Securities, Inc., as administrative agent.**

10.12	Form of Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors.**

10.13	Form of Hilton Resorts Corporation 2017 Executive Deferred Compensation Plan.**

10.14	Offer Letter, dated July 6, 2016, with James E. Mikolaichik.**

10.15	Amendment No. 5 to Receivables Loan Agreement, effective as of October 4, 2016, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, as a committed lender and a managing agent, Bank of America, N.A., as a committed lender and a managing agent, and Deutsche Bank Securities, Inc., as administrative agent.**

10.16	Form of License Agreement, by and among Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc.

10.17	Registration Rights Agreement, dated as of October 24, 2016, among Hilton Grand Vacations Inc. and HNA Tourism Group Co., Ltd.**

10.18	Stockholders Agreement, dated as of October 24, 2016, among Hilton Grand Vacations Inc., HNA Tourism Group Co., Ltd. and, solely for purposes of Section 4.3 thereof, HNA Group Co., Ltd.**

10.19	Form of Stockholders Agreement among Hilton Grand Vacations Inc. and the other parties thereto.**

10.20	Form of Stockholders Agreement by and among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and the other parties thereto.

10.21	Indenture, dated as of October 24, 2016, by and among Hilton Grand Vacations Borrower LLC, Hilton Grand Vacations Borrower Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

10.22	Form of 6.125% Senior Note due 2024 (included in Exhibit 10.21).

10.23	Form of Supplemental Indenture, by and among Hilton Grand Vacations Borrower LLC, Hilton Grand Vacations Borrower Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

21.1	Subsidiaries of Hilton Grand Vacations Inc.**

99.1	Preliminary Information Statement, dated November 23, 2016.

99.2	Section 13(r) Disclosure.**

99.3	Form of Notice of Internet Availability of Information Statement Materials.**

**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Hilton Grand Vacations Inc.

By:	/s/ Mark D. Wang
Mark D. Wang
President and Chief Executive Officer

Date: November 23, 2016